Exhibit 99.3

NATURAL GAS SERVICES GROUP, INC.

UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements were prepared to present the effect of the acquisition of Screw Compression Systems, Inc. (“SCS”) on January 3, 2005, by Natural Gas Services Group, Inc. (“Natural Gas”) for $8.0 million in cash, $3.0 million in promissory notes and 609,576 shares of Natural Gas common stock. The acquisition of SCS was previously reported in the current report on Form 8-K dated October 18, 2004.

The unaudited pro forma combined balance sheet of September 30, 2004, gives effect to the acquisition of SCS as if the transaction had occurred on September 30, 2004. It combines the September 30, 2004 balance sheet of Natural Gas with the August 31, 2004 balance sheet of SCS. The unaudited pro forma combined statement of operations of Natural Gas for the nine months ending September 30, 2004, gives effect to the transaction above as if it had occurred January 1, 2004. It combines the statement of operations of Natural Gas for the nine months ended September 30, 2004 with the statement of operations of SCS for the eight months ended August 31, 2004. One additional month of SCS operations is added as a pro forma adjustment so it will be comparable with the Natural Gas presentation. The unaudited pro forma combined statement of operations of Natural Gas for the year ending December 31, 2003, gives effect to the transaction above as if it had occurred on January 1, 2003. The unaudited pro forma combined financial statements of Natural Gas have been included as required by the rules of the Securities and Exchange Commission and are provided for comparison purposes only.

The unaudited pro forma combined financial statements of Natural Gas should be read in conjunction with the historical financial statements of Natural Gas and SCS and the related notes thereto. The unaudited pro forma combined financial statements of Natural Gas are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ. The unaudited pro forma combined financial statements of Natural Gas are not necessarily indicative of the financial results that would have occurred had the acquisition been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
As of September 30, 2004

	9/30/04	8/31/04			Pro Forma	Pro Forma
	NGS	SCS			Adjustment	Balance
Assets
Cash and cash equivalents	4,408,170	1,241,723	(a	)	(150,000)	5,499,893
Short-term Investments	—	690,180				690,180
A/R	1,187,402	2,626,833				3,814,235
Inventory	3,179,066	4,770,208				7,949,274
Other current assets	178,694	39,983				218,677
Leased Equipment	25,818,667	536,221				26,354,888
PP&E	3,140,203	2,607,938				5,748,141
Investment in SCS	—	—	(a	)	7,604,281	—
			(b	)	(7,604,281)
Goodwill	2,682,983	550,000	(a	)	2,900,393	6,133,376
Intangible assets			(a	)	6,290,000	6,290,000
Other assets	95,501	18,551				114,052

	40,690,686	13,081,637			9,040,393	62,812,716

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	1,765,797	3,211,248				4,977,045
Line of credit	521,461	850,000				1,371,461
Current maturities of long term debt	3,145,056	77,877				3,222,933
Long term debt	10,512,495	1,338,231	(a	)	11,000,000	22,850,726
Deferred taxes	2,612,013					2,612,013
Stockholders’ equity	22,133,864	7,604,281	(a	)	5,644,674	27,778,538
			(b	)	(7,604,281)

	40,690,686	13,081,637			9,040,393	62,812,716

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2004

	9/30/2004	8/31/2004			Pro Forma	Pro Forma
	NGS	SCS			Adjustment	Balance
Operating Revenues	11,220,529	13,056,967	(c	)	1,632,121	25,909,617
COGS	4,903,355	9,886,103	(c	)	1,235,763	16,025,221
Operating Expenses:
Selling	629,545	73,776	(c	)	9,222	712,543
G&A	1,368,524	974,330	(c	)	121,791	2,464,645
Depreciation and amortization	1,750,851	166,797	(c	)	20,850	2,276,025
			(h	)	337,527

Total operating expenses	3,748,920	1,214,903			489,390	5,453,213

Interest expense	(580,083)	(65,629)	(c	)	(8,204)	(1,103,916)
			(d	)	(450,000)
Other income	1,496,329	66,656	(c	)	8,332	1,571,317
Income taxes	(773,932)	—	(e	)	(1,163,429)	(1,937,361)
Preferred dividends	(53,277)	—				(53,277)

Net income available to common shareholders	2,657,291	1,956,988			(1,706,333)	2,907,946

Net Income per Share (basic)	0.49	19.57			(19.58)	0.48
Net Income per Share (diluted)	0.43	19.57			(19.57)	0.43
Weighted Average Common Shares O/S (basic)	5,428,146	100,000			509,576	6,037,722
Weighted Average Common Shares O/S (diluted)	6,216,995	100,000			509,576	6,826,571

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
Twelve Months Ended December 31, 2003

	12/31/2003	12/31/2003			Pro Forma	Pro Forma
	NGS	SCS			Adjustment	Balance
Operating Revenues	12,749,522	10,874,531				23,624,053
COGS	6,056,596	8,037,388				14,093,984
Operating Expenses:
Selling	678,777	164,782				843,559
G&A	1,613,076	1,307,661				2,920,737
Depreciation and Amortization	1,725,717	303,552	(h	)	450,036	2,479,305

Total operating expenses	4,017,570	1,775,995			450,036	6,243,601

Interest expense	(667,122)	(119,081)	(f	)	(600,000)	(1,386,203)
Other income	(4,302)	69,317				65,015
Income taxes	(696,799)	—	(g	)	13,471	(683,328)
Preferred dividends	(120,941)	—				(120,941)

Net income available to common shareholders	1,186,192	1,011,384			(1,036,565)	1,161,011

Net Income per Share (basic)	0.24	10.11			(10.14)	0.21
Net Income per Share (diluted)	0.23	10.11			(10.14)	0.20
Weighted Average Common Shares O/S (basic)	4,946,922	100,000			509,576	5,556,498
Weighted Average Common Shares O/S (diluted)	5,252,531	100,000			509,576	5,862,107

(a)	To record acquisition of Screw Compression Systems as if it occurred on 9/30/04

(b)	For consolidation purposes, to record the elimination entry of Natural Gas’ investment in Screw Compression Systems

(c)	To record estimated additional month’s income and expenses for Screw Compression Systems for 9/30/04

(d)	To record interest expense on amounts borrowed to finance purchase of Screw Compression Systems for 9/30/04

(e)	To record income tax effect of acquisition of Screw Compression Systems, which is a S-Corporation for 9/30/04

(f)	To record interest expense on amounts borrowed to finance purchase of Screw Compression Systems for 12/31/03

(g)	To record income tax effect of acquisition of Screw Compression Systems, which is a S-Corporation for 12/31/03

(h)	To record amortization of intangible assets acquired from Screw Compression Systems based on the preliminary estimate of their values and useful lives.